For further information contact:
John W. Bordelon, Chairman of the Board, President and CEO
(337) 237-1960

Release Date:	April 26, 2022
For Immediate Release

HOME BANCORP, INC. ANNOUNCES 2022 FIRST QUARTER RESULTS AND
DECLARES QUARTERLY DIVIDEND

Lafayette, Louisiana – Home Bancorp, Inc. (Nasdaq: “HBCP”) (the “Company”), the parent company for Home Bank, N.A. (the “Bank”) (www.home24bank.com), reported financial results for the first quarter of 2022. For the quarter, the Company reported net income of $4.4 million, or $0.53 per diluted common share (“diluted EPS”), down $5.8 million from $10.2 million, or $1.23 diluted EPS, for the fourth quarter of 2021. Income pre-tax, pre-provision and pre-PPP income totaled $8.2 million, up $178,000, or 2%, from the prior quarter.

Acquisition of Friendswood Capital Corporation

On March 26, 2022, the Company completed its acquisition of Friendswood Capital Corporation ("Friendswood"), the former holding company of Texan Bank, N. A. ("Texan Bank") of Houston, Texas. Shareholders of Friendswood received $15.34 per share of common stock. This acquisition added approximately $415.8 million in assets, $318.9 million in loans, $368.0 million in deposits and estimated goodwill of $20.9 million.

“The Board and Management of Home Bank are very excited to have completed the merger of Texan Bank in the first quarter," said John W. Bordelon, Chairman, President and Chief Executive Officer of the Company and the Bank. "The data conversion of Texan Bank's systems remains on track and will take place the last week of June. We look forward to working with our team in Houston to forge new relationships and provide enhanced technology to all of our Texas customers.”

First Quarter 2022 Highlights

•Net interest income totaled $23.5 million, down $1.1 million, or 5% from the prior quarter. Excluding PPP income, net interest income totaled $22.7 million, up $258,000, or 1% from the prior quarter.

•The Company recorded a $3.2 million provision to the allowance for loan losses primarily due to the acquisition of Texan Bank, compared to a $2.6 million reversal to the allowance for loan losses in the prior quarter.

•Loan income from the recognition of deferred PPP lender fees totaled $721,000, down $1.3 million from the prior quarter.

•Loans totaled $2.2 billion at March 31, 2022, up $317.9 million, or 17%, from December 31, 2021 primarily due to the acquisition of Texan Bank. Excluding PPP loans, total organic loans were up $20.7 million, or 5% annualized, from December 31, 2021.

•PPP loans totaled $22.8 million at March 31, 2022, down $20.9 million, or 48%, from December 31, 2021.

•The allowance for loan losses totaled $26.7 million, or 1.24% of total loans, at March 31, 2022. Excluding PPP loans, the ratio of allowance for loan losses to total loans was 1.25%, at such date.

•Preliminary Tier 1 leverage capital and total risk-based capital ratios were 8.62% and 11.83%, respectively, at March 31, 2022, compared to 9.77% and 15.85%, respectively, at December 31, 2021.

Loans

Loans totaled $2.2 billion at March 31, 2022, up $317.9 million, or 17%, from December 31, 2021. The loan growth resulted from the addition of Texan Bank's loan portfolio, which amounted to $318.9 million on March 26, 2022 (the date of acquisition). PPP loans, included in commercial and industrial loans, decreased $20.9 million, or 48%, from December 31, 2021. The following table summarizes the changes in the Company’s loan portfolio, net of unearned income, from December 31, 2021 to March 31, 2022.

(dollars in thousands)	3/31/2022	12/31/2021	Increase (Decrease)
Real estate loans:
One- to four-family first mortgage	$363,377	$350,843	$12,534	4%
Home equity loans and lines	58,375	60,312	(1,937)	(3)
Commercial real estate	1,046,568	801,624	244,944	31
Construction and land	297,079	259,652	37,427	14
Multi-family residential	98,527	90,518	8,009	9
Total real estate loans	1,863,926	1,562,949	300,977	19
Other loans:
Commercial and industrial	260,843	244,123	16,720	7
Consumer	33,200	33,021	179	1
Total other loans	294,043	277,144	16,899	6
Total loans	$2,157,969	$1,840,093	$317,876	17%

Credit Quality and Allowance for Credit Losses

Nonperforming assets (“NPAs”) totaled $22.4 million, or 0.67% of total assets, at March 31, 2022, up $7.9 million, or 55%, from $14.5 million, or 0.49% of total assets, at December 31, 2021. The increase in NPAs during the first quarter of 2022 was primarily due to Texan Bank's NPAs, which amounted to $10.2 million on March 26, 2022 (the date of acquisition). During the first quarter of 2022, the Company recorded net loan recoveries of $149,000, compared to net charge-offs of $412,000 during the fourth quarter of 2021.

The Company provisioned $3.2 million for the allowance for loan losses in the first quarter of 2022 primarily due to the acquisition of Texan Bank's loan portfolio. For the three months ended December 31, 2021, we reversed a total of $2.6 million of the allowance for loan losses. At March 31, 2022, the allowance for loan losses totaled $26.7 million, or 1.24% of total loans, compared to $21.1 million, or 1.15% of total loans, at December 31, 2021. Excluding PPP loans, the ratios of the allowance for loan losses to total loans were 1.25% and 1.17% at March 31, 2022 and December 31, 2021, respectively. Changes in expected losses consider various factors including the changing economic activity, potential mitigating effects of governmental stimulus, the duration of the health crisis, customer specific information impacting changes in risk ratings, projected delinquencies and the impact of industry-wide loan modification efforts, among other factors.

Deposits

Total deposits were $2.9 billion at March 31, 2022, up $405.3 million, or 16%, from December 31, 2021. The increase was primarily from the addition of Texan Bank's deposits, which amounted to $368.0 million on March 26, 2022 (the date of acquisition). The following table summarizes the changes in the Company’s deposits from December 31, 2021 to March 31, 2022.

(dollars in thousands)	3/31/2022	12/31/2021	Increase (Decrease)
Demand deposits	$913,137	$766,385	$146,752	19%
Savings	315,356	285,728	29,628	10
Money market	484,847	371,478	113,369	31
NOW	806,501	792,919	13,582	2
Certificates of deposit	421,338	319,339	101,999	32
Total deposits	$2,941,179	$2,535,849	$405,330	16%

The average rate on interest-bearing deposits decreased two basis points from 0.22% for the fourth quarter of 2021 to 0.20% for the first quarter of 2022. At March 31, 2022, certificates of deposit maturing within the next 12 months totaled $321.7 million.

Net Interest Income

The net interest margin ("NIM") decreased 14 basis points from 3.53% for the fourth quarter of 2021 to 3.39% for the first quarter of 2022 primarily due to a decrease in the average yield on loans. Loan income from the recognition of deferred PPP lender fees totaled $721,000 during the first quarter of 2022, down $1.3 million, or 64%, compared to the fourth quarter of 2021.

The average loan yield was 4.88% for the first quarter of 2022, down 24 basis points from the fourth quarter of 2021. During the first quarter of 2022, recognition of deferred lender fees from PPP loans increased the average loan yield by 9 basis points and increased the NIM by 8 basis points. During the fourth quarter of 2021, PPP loans positively impacted the average loan yield by 29 basis points and the NIM by 24 basis points.

Average PPP loans were $31.3 million for the first quarter of 2022, down $35.9 million, or 53%, from the fourth quarter of 2021. Unrecognized PPP lender fees totaled $580,000 at March 31, 2022.

Average other interest-earning assets were $561.3 million for the first quarter of 2022, down $16.7 million, or 3%, from the fourth quarter of 2021 primarily due to an increase in cash and cash equivalents.

Loan accretion income from acquired loans totaled $457,000 for the first quarter of 2022 and $485,000 for the fourth quarter of 2021.

The following table summarizes the Company’s average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent (“TE”) yields on investment securities have been calculated using a marginal tax rate of 21%.

	Quarter Ended
	3/31/2022			12/31/2021
(dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans receivable	$1,862,616	$22,667	4.88%	$1,856,814	$24,215	5.12%
Investment securities (TE)	359,736	1,618	1.82	314,686	1,309	1.69
Other interest-earning assets	561,262	277	0.20	577,945	264	0.18
Total interest-earning assets	$2,783,614	$24,562	3.54%	$2,749,445	$25,788	3.69%
Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$1,461,966	$530	0.15%	$1,401,774	$554	0.16%
Certificates of deposit	317,866	363	0.46	327,567	420	0.51
Total interest-bearing deposits	1,779,832	893	0.20	1,729,341	974	0.22
Other borrowings	5,539	53	3.89	5,539	53	3.80
FHLB advances	25,795	109	1.70	26,172	111	1.70
Total interest-bearing liabilities	$1,811,166	$1,055	0.24%	$1,761,052	$1,138	0.26%
Net interest spread (TE)			3.30%			3.43%
Net interest margin (TE)			3.39%			3.53%

Noninterest Income

Noninterest income for the first quarter of 2022 totaled $3.4 million, down $144,000, or 4%, from the fourth quarter of 2021.

Service fees and charges were down primarily due to lower deposit account service charges and overdraft fees. Bank card fees and gain on the sale of loans were down due to seasonal factors.

Noninterest Expense

Noninterest expense for the first quarter of 2022 totaled $18.2 million, up $223,000, or 1%, from the fourth quarter of 2021.

Compensation and benefits was up $168,000 from the fourth quarter of 2021 primarily due to annual bonuses paid during the first quarter of 2022 and an increase in health insurance expense.

The Company recorded a $302,000 provision for credit losses on unfunded loan commitments during the first quarter of 2022, compared to $15,000 during the fourth quarter of 2021.

Marketing and advertising expense was down $626,000 from the fourth quarter of 2021 primarily due to lower charitable donations and general advertising activities during the first quarter of 2022.

Noninterest expense for the first quarter of 2022 and the fourth quarter of 2021 include $328,000 and $299,000, respectively, of merger expenses related to the acquisition of Friendswood.

Dividend and Share Repurchases

The Company announced that its Board of Directors declared a quarterly cash dividend on shares of its common stock of $0.23 per share payable on May 20, 2022, to shareholders of record as of May 9, 2022.

The Company repurchased 84,515 shares of its common stock during the first quarter of 2022 at an average price per share of $40.13. An additional 399,553 shares remain eligible for purchase under the 2020 Repurchase Plan. The book value per share and tangible book value per share of the Company’s common stock was $39.93 and $29.57, respectively, at March 31, 2022.

Non-GAAP Reconciliation

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes intangible assets and PPP loans. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company’s financial position and operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial information presented by other companies. A reconciliation on non-GAAP information included herein to GAAP is presented below.

	Quarter Ended
(dollars in thousands, except per share data)	3/31/2022	12/31/2021	3/31/2021
Reported net income	$4,401	$10,238	$11,928
Add: Core deposit intangible amortization, net tax	252	221	237
Non-GAAP tangible income	$4,653	$10,459	$12,165

Reported loan income	$22,667	$24,215	$25,817
Less: PPP loan income	800	2,201	3,893
Loan income excluding PPP loan income	$21,867	$22,014	$21,924

Provision (reversal) for loan losses	$3,215	$(2,648)	$(1,703)
Less: CECL impact for acquisition	3,802	—	—
Provision (reversal) for organic loans	$(587)	$(2,648)	$(1,703)

Loan yield	4.88%	5.12%	5.21%
(Positive) negative impact of PPP loans	(0.09)	(0.29)	(0.18)
Loan yield excluding PPP loans	4.79%	4.83%	5.03%

Net interest margin	3.39%	3.53%	4.14%
(Positive) negative impact of PPP loans	(0.08)	(0.24)	(0.26)
Net interest margin excluding PPP loans	3.31%	3.29%	3.88%

Total assets	$3,332,228	$2,938,244	$2,707,517
Less: Intangible assets	87,569	61,949	62,813
Non-GAAP tangible assets	$3,244,659	$2,876,295	$2,644,704

Total shareholders’ equity	$337,504	$351,903	$328,610
Less: Intangible assets	87,569	61,949	62,813
Non-GAAP tangible shareholders’ equity	$249,935	$289,954	$265,797

Total loans	$2,157,969	$1,840,093	$1,979,868
Less: PPP loans	19,596	43,637	235,681
Less: PPP loans from Texan	3,163	—	—
Total loans excluding PPP loans	$2,135,210	$1,796,456	$1,744,187
Less: Texan Bank loan portfolio, excluding PPP loans	318,044	—	—
Organic loan portfolio	$1,817,166	$1,796,456	$1,744,187

	Quarter Ended
(dollars in thousands, except per share data)	3/31/2022	12/31/2021	3/31/2021
Reported net income	$4,401	$10,238	$11,928
Add: Provision (reversal) for loan losses	3,215	(2,648)	(1,703)
Add: Provision for credit losses on unfunded commitments	302	15	—
Add: Income tax expense	1,041	2,577	2,964
Pre-tax, pre-provision income	$8,959	$10,182	$13,189
Less: PPP income	800	2,201	3,893
Pre-tax, pre-provision, pre- PPP income	$8,159	$7,981	$9,296

Allowance for loan losses to total loans	1.24%	1.15%	1.51%
Less: PPP loans	0.01	0.03	0.20
Non-GAAP allowance for loan losses to total loans	1.25%	1.17%	1.72%

Return on average equity	5.08%	11.65%	14.80%
Add: Average intangible assets	1.39	2.83	3.90
Non-GAAP return on average tangible common equity	6.47%	14.48%	18.70%

Common equity ratio	10.13%	11.98%	12.14%
Less: Intangible assets	2.43	1.90	2.09
Non-GAAP tangible common equity ratio	7.70%	10.08%	10.05%

Book value per share	$39.93	$41.27	$37.73
Less: Intangible assets	10.36	7.27	7.21
Non-GAAP tangible book value per share	$29.57	$34.00	$30.52

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2021 describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for credit losses, the impact of the COVID-19 pandemic, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
(dollars in thousands)	3/31/2022	12/31/2021	% Change	3/31/2021
Assets
Cash and cash equivalents	$548,019	$601,443	(9)%	$282,700
Interest-bearing deposits in banks	349	349	—	349
Investment securities available for sale, at fair value	415,260	327,632	27	274,965
Investment securities held to maturity	2,094	2,102	—	2,126
Mortgage loans held for sale	4,187	1,104	279	5,304
Loans, net of unearned income	2,157,969	1,840,093	17	1,979,868
Allowance for loan losses	(26,731)	(21,089)	27	(29,993)
Total loans, net of allowance for loan losses	2,131,238	1,819,004	17	1,949,875
Office properties and equipment, net	43,929	43,542	1	45,138
Cash surrender value of bank-owned life insurance	40,575	40,361	1	40,559
Goodwill and core deposit intangibles	87,569	61,949	41	62,813
Accrued interest receivable and other assets	59,008	40,758	45	43,688
Total Assets	$3,332,228	$2,938,244	13	$2,707,517

Liabilities
Deposits	$2,941,179	$2,535,849	16%	$2,328,365
Other Borrowings	5,539	5,539	—	5,539
Federal Home Loan Bank advances	25,671	26,046	(1)	28,106
Accrued interest payable and other liabilities	22,335	18,907	18	16,897
Total Liabilities	2,994,724	2,586,341	16	2,378,907

Shareholders' Equity
Common stock	85	85	—%	87
Additional paid-in capital	164,830	164,982	—	165,155
Common stock acquired by benefit plans	(2,332)	(2,423)	4	(2,695)
Retained earnings	188,386	188,515	—	163,507
Accumulated other comprehensive (loss) income	(13,465)	744	(1910)	2,556
Total Shareholders' Equity	337,504	351,903	(4)	328,610
Total Liabilities and Shareholders' Equity	$3,332,228	$2,938,244	13	$2,707,517

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME
(Unaudited)
	Quarter Ended
(dollars in thousands, except per share data)	3/31/2022	12/31/2021	% Change	3/31/2021	% Change
Interest Income
Loans, including fees	$22,667	$24,215	(6)%	$25,817	(12)%
Investment securities	1,618	1,309	24	1,012	60
Other investments and deposits	277	264	5	99	180
Total interest income	24,562	25,788	(5)	26,928	(9)
Interest Expense
Deposits	893	974	(8)%	1,656	(46)%
Other borrowings	53	53	—	53	—
Federal Home Loan Bank advances	109	111	(2)	124	(12)
Total interest expense	1,055	1,138	(7)	1,833	(42)
Net interest income	23,507	24,650	(5)	25,095	(6)
Provision (reversal) for loan losses	3,215	(2,648)	221	(1,703)	289
Net interest income after provision (reversal) for loan losses	20,292	27,298	(26)	26,798	(24)
Noninterest Income
Service fees and charges	1,169	1,224	(4)%	1,072	9%
Bank card fees	1,454	1,519	(4)	1,306	11
Gain on sale of loans, net	299	376	(20)	1,168	(74)
Income from bank-owned life insurance	214	219	(2)	225	(5)
Gain (loss) on sale of assets, net	5	(44)	111	—	—
Other income	249	240	4	289	(14)
Total noninterest income	3,390	3,534	(4)	4,060	(17)
Noninterest Expense
Compensation and benefits	10,159	9,991	2%	9,664	5%
Occupancy	1,803	1,824	(1)	1,696	6
Marketing and advertising	407	1,033	(61)	171	138
Data processing and communication	2,195	2,237	(2)	1,986	11
Professional fees	542	493	10	234	132
Forms, printing and supplies	146	164	(11)	159	(8)
Franchise and shares tax	391	396	(1)	360	9
Regulatory fees	446	331	35	379	18
Foreclosed assets, net	402	155	159	123	227
Amortization of acquisition intangible	252	279	(10)	300	(16)
Provision for credit losses on unfunded commitments	302	15	1913	—	—
Other expenses	1,195	1,099	9	894	34
Total noninterest expense	18,240	18,017	1	15,966	14
Income before income tax expense	5,442	12,815	(58)	14,892	(63)
Income tax expense	1,041	2,577	(60)	2,964	(65)
Net income	$4,401	$10,238	(57)	$11,928	(63)

Earnings per share - basic	$0.53	$1.24	(57)%	$1.41	(62)%
Earnings per share - diluted	$0.53	$1.23	(57)%	$1.41	(62)%

Cash dividends declared per common share	$0.23	$0.23	—%	$0.22	5%

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION
(Unaudited)
	Quarter Ended
(dollars in thousands, except per share data)	3/31/2022	12/31/2021	% Change	3/31/2021	% Change
EARNINGS DATA
Total interest income	$24,562	$25,788	(5)%	$26,928	(9)%
Total interest expense	1,055	1,138	(7)	1,833	(42)
Net interest income	23,507	24,650	(5)	25,095	(6)
(Reversal) provision for loan losses	3,215	(2,648)	221	(1,703)	289
Total noninterest income	3,390	3,534	(4)	4,060	(17)
Total noninterest expense	18,240	18,017	1	15,966	14
Income tax expense	1,041	2,577	(60)	2,964	(65)
Net income	$4,401	$10,238	(57)	$11,928	(63)

AVERAGE BALANCE SHEET DATA
Total assets	$2,977,559	$2,941,274	1%	$2,620,664	14%
Total interest-earning assets	2,783,614	2,749,445	1	2,432,327	14
Total loans	1,862,616	1,856,814	—	1,987,264	(6)
PPP loans	31,326	67,198	(53)	238,813	(87)
Total interest-bearing deposits	1,779,832	1,729,341	3	1,593,434	12
Total interest-bearing liabilities	1,811,166	1,761,052	3	1,627,564	11
Total deposits	2,576,378	2,537,670	2	2,241,918	15
Total shareholders' equity	351,337	348,635	1	326,829	7

PER SHARE DATA
Earnings per share - basic	$0.53	$1.24	(57)%	$1.41	(62)%
Earnings per share - diluted	0.53	1.23	(57)	1.41	(62)
Book value at period end	39.93	41.27	(3)	37.73	6
Tangible book value at period end	29.57	34.00	(13)	30.52	(3)
Shares outstanding at period end	8,453,014	8,526,907	(1)	8,709,631	(3)
Weighted average shares outstanding
Basic	8,270,209	8,278,472	—%	8,436,624	(2)%
Diluted	8,336,561	8,331,749	—	8,476,445	(2)

SELECTED RATIOS (1)
Return on average assets	0.60%	1.38%	(57)%	1.85%	(68)%
Return on average equity	5.08	11.65	(56)	14.80	(66)
Common equity ratio	10.13	11.98	(15)	12.14	(17)
Efficiency ratio (2)	67.81	63.93	6	54.76	24
Average equity to average assets	11.80	11.85	—	12.47	(5)
Tier 1 leverage capital ratio (3)	8.62	9.77	(12)	9.89	(13)
Total risk-based capital ratio (3)	11.83	15.85	(25)	15.37	(23)
Net interest margin (4)	3.39	3.53	(4)	4.14	(18)

SELECTED NON-GAAP RATIOS (1)
Tangible common equity ratio (5)	7.70%	10.08%	(24)%	10.05%	(23)%
Return on average tangible common equity (6)	6.47	14.48	(55)	18.70	(65)

(1)With the exception of end-of-period ratios, all ratios are based on average daily balances during the respective periods.
(2)The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)Capital ratios are preliminary end-of-period ratios for the Bank only and are subject to change.
(4)Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.
(5)Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets. See "Non-GAAP Reconciliation" for additional information.
(6)Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes, divided by average common shareholders' equity less average intangible assets. See "Non-GAAP Reconciliation" for additional information.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION
(Unaudited)
	3/31/2022			12/31/2021			3/31/2021
(dollars in thousands)	Originated	Acquired	Total	Originated	Acquired	Total	Originated	Acquired	Total
CREDIT QUALITY (1)
Nonaccrual loans(2)	$5,515	$15,598	$21,113	$7,233	$6,036	$13,269	$8,735	$6,958	$15,693
Accruing loans 90 days or more past due	—	—	—	6	—	6	—	—	—
Total nonperforming loans	5,515	15,598	21,113	7,239	6,036	13,275	8,735	6,958	15,693
Foreclosed assets and ORE	536	729	1,265	1,109	80	1,189	1,082	499	1,581
Total nonperforming assets	6,051	16,327	22,378	8,348	6,116	14,464	9,817	7,457	17,274
Performing troubled debt restructurings	3,797	1,100	4,897	3,867	1,096	4,963	2,042	971	3,013
Total nonperforming assets and troubled debt restructurings	$9,848	$17,427	$27,275	$12,215	$7,212	$19,427	$11,859	$8,428	$20,287

Nonperforming assets to total assets			0.67%			0.49%			0.64%
Nonperforming loans to total assets			0.63			0.45			0.58
Nonperforming loans to total loans			0.98			0.72			0.79

(1)It is our policy to cease accruing interest on loans 90 days or more past due, with certain limited exceptions. Nonperforming assets consist of nonperforming loans, foreclosed assets and surplus real estate (ORE). Foreclosed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure. ORE consists of closed or unused bank buildings.
(2)Nonaccrual loans include originated restructured loans placed on nonaccrual totaling $3.6 million, $3.7 million and $5.0 million at March 31, 2022, December 31, 2021 and March 31, 2021, respectively. Acquired restructured loans placed on nonaccrual totaled $3.0 million, $3.5 million and $3.7 million at March 31, 2022, December 31, 2021 and March 31, 2021, respectively.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION - CONTINUED
(Unaudited)
	3/31/2022			12/31/2021			3/31/2021
	Collectively Evaluated	Individually Evaluated	Total	Collectively Evaluated	Individually Evaluated	Total	Collectively Evaluated	Individually Evaluated	Total
ALLOWANCE FOR CREDIT LOSSES
One- to four-family first mortgage	$2,056	$—	$2,056	$1,944	$—	$1,944	$2,779	$100	$2,879
Home equity loans and lines	539	—	539	508	—	508	649	—	649
Commercial real estate	12,878	2,324	15,202	10,207	247	10,454	16,191	333	16,524
Construction and land	4,112	—	4,112	3,572	—	3,572	4,448	—	4,448
Multi-family residential	554	—	554	457	—	457	967	—	967
Commercial and industrial	3,200	440	3,640	3,095	425	3,520	3,521	234	3,755
Consumer	628	—	628	634	—	634	771	—	771
Total allowance for credit losses	$23,967	$2,764	$26,731	$20,417	$672	$21,089	$29,326	$667	$29,993

Unfunded lending commitments(3)	2,117	—	2,117	1,815	—	1,815	1,425	—	1,425
Total allowance for credit losses	$26,084	$2,764	$28,848	$22,232	$672	$22,904	$30,751	$667	$31,418

Allowance for loan losses to nonperforming assets			119.45			145.80			173.63
Allowance for loan losses to nonperforming loans			126.61			158.86			191.12
Allowance for loan losses to total loans			1.24			1.15			1.51
Allowance for credit losses to total loans			1.34			1.24			1.59

Year-to-date loan charge-offs			$316			$2,305			$1,330
Year-to-date loan recoveries			465			592			63
Year-to-date net loan recoveries (charge-offs)			$(149)			$1,713			$1,267
Annualized YTD net loan recoveries (charge-offs) to average loans			(0.03)%			0.09%			0.26%
(3)The allowance for unfunded lending commitments is recorded within accrued interest payable and other liabilities on the Consolidated Statements of Financial Condition.